U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                   Date of Report: May 22, 1998


                          3PM HOLDING CORP.
                          -----------------
        (Exact name of registrant as specified in its charter)


                              COLORADO
                              --------
            (State or other jurisdiction of incorporation)


      0-23301                                    84-1284185
      -------                                    ----------
(Commission File No.)                          (IRS Employer
                                             Identification No.)

5650 Greenwood Plaza Blvd.
Suite 216
Englewood, Colorado                                  80111
-------------------                                  -----
(Address of principal executive offices)           (Zip code)


Registrant's telephone number, including area code: (303) 741-1118

Item 2.  Acquisition and Disposition of Assets.

     Effective May 19, 1998, 3PM Corporation (the "Company") entered into a letter of intent with Northwood Sports, Inc., a Canadian corporation ("Northwood"), whereby the Company has agreed in principle to acquire all of the issued and outstanding shares of Northwood, in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction require the Company to (i) undertake a "forward split" of its common stock, whereby 2.4 shares of common stock shall be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of the Company at Closing to be 1,200,000 shares; (ii) issue to the Northwood shareholders an aggregate of 4,800,000 "restricted" common shares (post split), representing 80% of the Company's then outstanding common stock, in exchange for all of the issued and outstanding shares of Northwood.

     The proposed transaction is subject to satisfaction of certain conditions, including completion of due diligence activities, the approval of the transaction by all of the Northwood shareholders and the approval of the proposed transaction by the shareholders of the Company. If the proposed transaction with Northwood is consummated, the present officers and directors of the Company are expected to resign their respective positions with the Company, to be replaced by the present management of Northwood. If these conditions are met, it is expected that the proposed transaction with Northwood will close in June 1998. A copy of the letter of intent between the Company and Northwood is attached hereto as
Exhibit 2.0 and incorporated herein as if set forth.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

     2.0  Letter of Intent between the Company and Northwood
Sports, Inc.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   3PM CORPORATION



                                   By:/s/ Gregory J. Simonds
                                      ---------------------------
                                      Gregory J. Simonds, President

Dated:  May 22, 1998

                         3PM CORPORATION
                      _____________________

                           EXHIBIT 2.0
                      _____________________

                     LETTER OF INTENT BETWEEN

                         THE COMPANY AND

                      NORTHWOOD SPORTS, INC.
                      ______________________

                         3PM HOLDING CORP.
                    5650 Greenwood Plaza Blvd.
                             Suite 216
                    Englewood, Colorado 80111

                            May 19, 1998



Board of Directors
Northwood Sports, Inc.
P.O. Box 22
11 Cardico Drive, Unit 10
Gormley, Ontario, Canada L0H 1Q0
Attention: Mr. William Dolan, President

     Re:  Plan of Share Exchange Between 3PM Holding
          Corp. and Northwood Sports, Inc.

Dear Mr. Dolan:

This letter is intended to express the general terms of the Plan of Share Exchange to be formalized between 3PM Holding Corp., a Colorado corporation ("3PM") and Northwood Sports, Inc., a Canadian corporation ("Northwood"). The objective of our discussions has been the execution and consummation of applicable, formal Agreement(s) between 3PM and Northwood (the "Exchange Agreements") which, among other things, would provide for the various matters set forth below.

     1. Plan of Share Exchange. The board of directors of 3PM and Northwood have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that a merger of Northwood and 3PM, whereby 3PM would issue shares of its common stock equal to ownership of approximately 80% of its outstanding shares, in exchange for 100% of the then outstanding securities of Northwood, would be in the best interest of both companies. It is the intent of the parties hereto that the proposed share exchange of Northwood and 3PM be effected as a tax-free reverse merger pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended.

     2.   Terms of Share Exchange.

          (A) 3PM Capitalization. 3PM's total authorized capital stock consists of 120,000,000 shares, of which 20,000,000 shares are Preferred Shares, par value $0.01 per share, and 100,000,000 are Common Shares, par value $0.0001 per share. As of the date hereof there are 500,000 common shares of 3PM issued and outstanding. There are no preferred shares issued or outstanding.

Subject to Closing, as defined hereinbelow, the Board of Directors of 3PM shall undertake a forward split of the 3PM issued and outstanding common stock, whereby 2.4 shares of common stock shall

Mr. William Dolan
May 19, 1998
Page 2

be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of 3PM at Closing to be 1,200,000 shares.

          (B) Northwood Capitalization. Northwood's total authorized capital consists of unlimited Common Shares and "Special Class" shares, no par value in either regard. As of the date of Closing, as defined hereinbelow, there will be 200 Common Shares issued and outstanding and no "Special" shares issued or outstanding.

          (C) Special Board and Shareholder Meetings.

          (i) Prior to Closing, the Board of Directors of 3PM will call a special meeting of the 3PM shareholders for the purposes of: (a) ratifying the transaction proposed herein; (b) amending the 3PM Articles of Incorporation, to change the name of 3PM to Northwood Sports, Inc., or such other name as may be available and acceptable to the present Northwood Board of Directors; (c) providing applicable dissenter's rights afforded to the 3PM Shareholders pursuant to the laws of the State of Colorado; and (d) undertaking any additional amendments to the 3PM Articles of Incorporation reasonably requested by the Northwood Board of Directors and acceptable to the 3PM Board of Directors.

          (ii) Prior to Closing, the Board of Directors of Northwood will (a) call a special meeting of the Northwood shareholders for the purposes of ratifying the transaction proposed herein, including providing applicable dissenter's rights afforded to the Northwood Shareholders pursuant to the laws of Canada; and (b) take all additional action necessary to cause the intent of this letter to be adopted and ratified.

          (D) Share Exchange. Subject to the approval of the terms and conditions contained herein by the 3PM and Northwood shareholders (hereinafter the "Closing Date"), Northwood shall engage in a share exchange with 3PM, with 3PM emerging as the parent company and Northwood as a wholly owned subsidiary thereof, by the Northwood shareholders exchanging all of the issued and outstanding Northwood Stock owned by them for 4,800,000 "restricted" Common Shares of 3PM (post forward split).

          (E) Officers and Directors. At Closing, the present officers and directors of 3PM shall deliver to Northwood their respective letters of resignation, along with certified minutes of the 3PM Board of Directors accepting such resignation and appointing to the 3PM Board those persons designated by Northwood

Mr. William Dolan
May 19, 1998
Page 3

to be officers and directors of the surviving entity herein.

     3. Financial Condition of 3PM. Except as provided herein, as of the Closing Date, 3PM balance sheet will reflect no assets or liabilities.

     4. Financial Condition of Northwood. Northwood hereby represents and warrants that its audited balance sheet will reflect current assets of a minimum of $640,000 and current liabilities of approximately $190,000 as of the date of Closing.

     5.   Conditions to Closing.

          (A) Closing. The Closing of the transaction proposed herein shall take place as soon as practical after the 3PM Definitive Proxy or Information Statement is filed with the SEC and the respective shareholders of 3PM and Northwood approve the terms included herein. The Closing shall take place in Aurora, Colorado at the offices of legal counsel for 3PM, Andrew I. Telsey, P.C., 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

          (B) To Be Provided by Northwood. At Closing, or as soon thereafter as practical thereafter, but specifically to subparagraph (a) below, no more than 45 days following the Closing Date, Northwood shall provide to the present Board of Directors of 3PM the following:

          i) a financial audit of it's books, which shall be prepared in accordance with Generally Accepted Accounting Principles and provided by an independent, SEC Certified Public Accountant and such audit shall demonstrate balance sheet information consistent with the financial information provided to 3PM by Northwood prior to Closing; and

          ii) an investment letter in a form acceptable to counsel to 3PM, duly executed by each Northwood shareholder, acknowledging that each such shareholder is exchanging their respective securities of Northwood for their pro rata applicable number of 3PM common shares, that such shares to be acquired by each Northwood shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

Mr. William Dolan
May 19, 1998
Page 4

          (C) Non-Delivery. Failure by Northwood to provide those items described hereinabove, or failure of said audit to confirm the financial condition of Northwood as represented herein, shall render this proposed transaction voidable at the discretion of the present Board of Directors of 3PM. For purposes herein, any deviation in excess of 10% shall be construed as conforming with the financial condition of Northwood represented herein.

          (D) Representations of 3PM. 3PM hereby represents that, as of the Closing date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 10-K, 10-KSB, 10-Q and/or 10-QSB.

     6. Default. In the event Northwood fails to perform pursuant to Paragraph 5, above, or close the transaction without the fault of 3PM, Northwood shall be responsible for payment of all reasonable costs incurred by 3PM, including but not limited to attorneys fees, due diligence costs, costs related to proxy solicitation and such other costs as may be incurred directly relating to this proposed transaction. Otherwise, each party hereto shall be responsible for payment of their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not this transaction is consummated.

     7. Confidentiality. Upon the signing of this Letter of Intent, 3PM and Northwood will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operations, assets and business.

     8. Finders Fees. It is hereby acknowledged that each party hereto may be responsible for payment of certain finders fees relating to the transaction proposed herein and that as a further condition to Closing, as defined herein, each party shall warrant in such Closing documents that such finders fees have been paid and further, shall indemnify and hold harmless the other party from such obligation.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Mr. William Dolan
May 19, 1998
Page 5

     10. Jurisdiction. It is the intention of the parties that the laws of the State of Colorado govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     11. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed hereinabove, or to such other address as shall be furnished in writing by any party to the other. any such notice shall be deemed to be given three (3) days after deposited in the U.S. mail.

     12. Further Action. Each party shall execute and deliver such papers, documents and instruments, and perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

     13. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

If the foregoing accurately reflects your understanding of the terms and conditions of our agreement please so indicate by signing below as designated.

Yours truly,

3PM HOLDING CORP.



By: \s\ Gregory J. Simonds
   ------------------------------------
   Gregory J. Simonds, President

APPROVED AND ACCEPTED this 19th day of May, 1998.

NORTHWOOD SPORTS, INC.



By: \s\ William Dolan
   ------------------------------------
   William Dolan, President